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                                  EXHIBIT 10.3


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                               ADVISORY AGREEMENT


                                    BETWEEN


                               HOST FUNDING, INC.


                                       and


                           HOST FUNDING ADVISORS, INC.


                                          , 1995
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                               ADVISORY AGREEMENT


     THIS ADVISORY AGREEMENT (the "Agreement"), dated as of the ___ day of ____ , 1995, between Host Funding, Inc., a Maryland corporation (the "Company"), and Host Funding Advisors, Inc., a Delaware corporation (the "Advisor"), recites and provides as follows:

                                    RECITALS

     The purposes of the Company are, among other things, to invest debt and equity in hotel properties (the "Properties"). The Company intends to qualify as a real estate investment trust pursuant to Sections 856 through 860 of the Code.

     The Company desires to engage the Advisor to provide information, advice, assistance and facilities to the Company and to have the Advisor undertake the duties and responsibilities hereinafter set forth, all subject to the supervision of the Company's Board of Directors (the "Board"), on the terms and conditions set forth herein. In consideration therefor, the Company desires to pay the Advisor fees as herein set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.   DEFINITIONS.   For purposes of this Agreement, the following terms shall
have the meanings set forth below.

     1.1 AFFILIATE shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5 %) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes

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individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     1.2 AVERAGE PRICE shall mean the average closing price for the Shares (if, at the time of determination, the Shares are traded on a national securities exchange) or the closing bid price as reported on Nasdaq (if, at the time of determination, the Shares are traded in the over-the-counter market) for the first ten trading days in April of the year following a year with respect to which the Advisor is entitled to additional compensation pursuant to Section 11.3.

     1.3  BOARD shall mean the Company's Board of Directors.

     1.4 BYLAWS shall mean the Company's Bylaws, as the same may be amended from time to time.

     1.5 CHARTER shall mean the Company's charter filed with the Secretary of State of the State of Maryland, as the same may be amended from time to time.

     1.6 CODE shall mean the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time.

     1.7 FISCAL YEAR shall mean the calendar year and any portion thereof by the Internal Revenue Service as a reporting period for the Company.

     1.8 FUNDS FROM OPERATIONS shall mean the Company's net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis.

     1.9 FUNDS FROM OPERATIONS PER SHARE shall mean, for any period, Funds From Operations for such period divided by the weighted average number of shares of the Company outstanding (as determined by GAAP) during such period.

     1.10 GAAP means generally accepted accounting principles,


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consistently applied.

     1.11 INDEPENDENT DIRECTORS shall mean a Director of the Corporation who is not an officer or employee of the Corporation or an Affiliate of (i) any advisor to the Corporation, (ii) any lessee of any of the Corporation's properties,
(iii) any subsidiary of the Corporation, or (iv) any partnership which is an Affiliate of the Corporation.

     1.12 ORGANIZATION AND OFFERING EXPENSES shall mean all expenses incurred in connection with the formation of the Company, the registration and qualification of the Shares under federal and state securities laws, the negotiation and acquisition of Properties to be acquired by the Company, and the offering and sale of the Shares, including selling commissions.

     1.13 PROPERTIES OR PROPERTY shall mean the hotel properties in which the Company may make or have investments from time to time, either directly or indirectly through partnerships in which the Company has an equity interest.

     1.14 REIT shall mean a real estate investment trust as defined in the Code.

     1.15 SHAREHOLDERS shall mean the holders of record of the Company's Shares.

     1.16 SHARES shall mean shares of the common stock of the Company, $.01 par value per share.


2.   DUTIES OF THE ADVISOR.   Subject to the terms of the Charter and the
supervision and/or prior approval (if required by the Charter, Bylaws or this Agreement) of the Board, the Advisor, at its own cost and expense, unless otherwise set forth herein, on behalf of the Company, shall use its best efforts to:

     2.1 serve as the Company's investment advisor and consultant in connection with policy and investment decisions to be made by the Board, furnish reports to the Board, and provide research, economic and statistical data in connection with Properties and other Company investments;

     2.2 administer the day-to-day operations of the Company and perform or supervise the various administrative functions reasonably necessary for the management of the Company;

     2.3 investigate and recommend to the Company and with the prior approval of the Board, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, agents, depositories, agents


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for collection, insurers, insurance agents, banks, builders, property owners, mortgagors, and other mortgage and investment participants, any and all agents for any of the foregoing, including Affiliates of the Advisor, and persons acting in any other capacity deemed by the Board necessary or desirable for the performance of any of the foregoing services; provided that any fees, costs and expenses payable to third parties (including Affiliates of the Advisor) incurred by the Advisor in connection with the foregoing shall be the sole responsibility of the Company;

     2.4 act as attorney-in-fact or agent in disbursing and collecting funds of the Company, in paying the debts and fulfilling the obligations of the Company and, with specific approval of the Board, in acquiring, disposing of and refinancing Properties and other investments and handling, prosecuting and settling any claims of the Company, including the foreclosure or other enforcement of any mortgage or other lien securing investments, and exercise its own discretion in doing so; provided that any fees and costs payable to third parties (including Affiliates of the Advisor) incurred by the Advisor in connection with the foregoing shall be the sole responsibility of the Company;

     2.5 advise the Company in its negotiations with banks or other lenders for loans to be made to the Company, and with investment banking firms and broker-dealers for the public or private sales of the securities of the Company or for loans for the Company, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter, and provided, further, that any fees, costs and expenses payable to third parties (including Affiliates of the Advisor) in connection with the foregoing shall be the sole responsibility of the Company;

     2.6 advise the Company on investment and reinvestment of money of the Company;

     2.7 obtain appraisal reports (which may be prepared by the Advisor or its Affiliates) on any Property in which the Company proposes to make an investment; provided, however, that any fees, costs or expenses payable to third parties (including Affiliates of the Advisor) in connection with the foregoing shall be the sole responsibility of the Company;

     2.8 at any time reasonably requested by the Board (but not more than monthly) make reports of its performance of services to the Board;

     2.9 communicate on behalf of the Company with the Shareholders of the Company as required to satisfy the continuous reporting and other requirements of any governmental bodies or agencies to Shareholders and third parties, including the Securities and Exchange Commission and the National Association of


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Securities Dealers, Inc., and to maintain effective relations with Shareholders;

     2.10 counsel the Company in connection with policy decisions to be made by the Board;

     2.11 provide the executive and administrative personnel, office space and services required in rendering the foregoing services to the Company;

     2.12 consult with the Board and the officers of the Company and furnish them with advice and recommendations with respect to the acquisition, disposition or financing of Properties or commitments therefor, or other investments of, or investments to be considered by, the Company, and furnish advice and recommendations with respect to other aspects of the business and affairs of the Company, including maintaining its status as a REIT;

     2.13 present to the Company investment opportunities that are within the investment objectives and policies of the Company; and

     2.14 perform such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Advisor shall deem appropriate under the particular circumstances or as the Company may reasonably request.


3.   COMMITMENTS    To meet the investment objectives of the Company, as
determined by the Board from time to time, the Advisor agrees at the direction of the Board to issue on behalf and in the name of the Company commitments on such terms as are established by the Board, including a majority of the Company's Independent Directors, for the acquisition, disposition or financing of Properties.


4. INFORMATION REGARDING THE COMPANY. In order for the Advisor to fulfill its duties, the Board shall, to the extent it deems proper, authorize the Company to provide the Advisor with full information concerning the Company, its capitalization and investment policies and the intentions of the Board with respect to future investments. The Company shall furnish the Advisor with a copy of all audited statements, a signed copy of each report prepared by independent accountants, and such other information with regard to its affairs as the Advisor may from time to time reasonably request. The Advisor shall at all reasonable times have access to the books and records of the Company. The Advisor shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-Affiliated third parties except with the prior consent of the Board or as required by legal process or to


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discharge its duties hereunder.


5.   INVESTMENTS.   The Advisor may from time to time be granted, but is not
hereby granted, the power and authority to make and dispose of specific investments and to make and terminate commitments for specific investments, on behalf of, in the name of and at the sole risk of the Company, without further or express authority from the Board; provided, however that the Board shall have the power to revoke, suspend, modify or limit such power and authority at any time or from time to time, but not retroactively. Unless otherwise notified by the Board, a representative of the Advisor shall attend all regular and special meetings of the Board and the Board shall notify the Advisor of such meetings.


6. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that all such accounts shall be maintained in such fashion as to make clear that the funds are the property of the Company and not of the Advisor. The Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.


7. INVESTMENT UNDERTAKINGS. The Advisor shall use its best efforts to assure that (i) the title to any Property is insured by appropriate policies of title insurance; (ii) any Property forming part of the Company's investments is duly insured, by appropriate insurance policies, against loss or damage by fire, with extended coverage, and against such other insurable hazards and risks as is customary and appropriate in the circumstances; (iii) the policies from time to time specified by the Board with regard to the protection of the Company's investments are carried out; (iv) proper Board approval is received for all of the Company's investments; and (v) at the end of each month, the Company's aggregate outstanding debt does not exceed 35% of the Company's investment in Properties, at cost, and after giving effect to the Company's use of proceeds from any debt. Any and all fees and costs incurred by the Advisor in performing such functions whether payable to its Affiliates or independent persons, shall be borne solely by the Company.


8. RECORDS. The Advisor shall maintain records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business


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hours.


9. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding:

     9.1 The Advisor shall use its best efforts to refrain from taking any action that in its sole judgment made in good faith and in the exercise of reasonable care, would affect adversely the status of the Company as a REIT, would subject the Company to regulation under the Investment Company Act of 1940, would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its securities or otherwise is not permitted by the Charter or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. The Advisor shall not take any action ordered by the Board not to be taken. Notwithstanding the foregoing, the Advisor and its directors, officers, employees and shareholders shall not be liable to the Company, or to the Board or the Shareholders for any act or omission by the Advisor, its directors, officers, employees or shareholders, except as provided in Section 15 of this Agreement.

     9.2 Subject to the foregoing, in performing its duties and obligations under this Agreement, the Advisor shall abide by and comply with the provisions and policies set forth in the Charter and Bylaws.


10. RELATIONSHIP WITH COMPANY AND LESSEE. Directors, officers, shareholders or employees of the Advisor may serve as members of the Board and as officers of the Company, except that no officer, director, partner or employee of the Advisor who also is a director or officer of the Company shall receive any compensation from the Company for serving as a director or officer other than for reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board. None of the officers or employees of the Advisor (or the Company) shall be (i) officers or employees of Crossroads Hospitality Tenant Company, LLC, a Delaware limited liability company, which will be the Lessee of the Properties ("Lessee"); or (ii) officers or employees of any person who leases the Properties, furnishes or renders services to the tenants of the Properties, or manages or operates


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the Properties.  If a person serves as both (i) a director and officer (or employee) of the Advisor (or the Company), and (ii) a director of Interstate Hotels Corporation, a Pennsylvania corporation, or an affiliate of or any person who leases the Properties, furnishes or renders services to the tenants of the Properties, or manages or operates the Properties, that person shall not receive any compensation for serving as a director of the person who leases the Properties, furnishes or renders services to the tenants of the Properties, or manages or operates the Properties. If a person serves as both (i) a director of the Advisor (or the Company), and (ii) a director and officer (or employee) of an affiliate of or any other person who leases the Properties, furnishes or renders services to the tenants of the Properties, or manages or operates the Properties, that person shall not receive any compensation for serving as director of the Advisor (or the Company).


11.  FEE.

     11.1. BASE FEE. The Company shall pay to the Advisor, for services rendered under this Agreement, a base annual fee of $30,000 payable quarterly, plus the Company shall fully reimburse the Advisor for any and all third party professional expenses including but not limited to legal and accounting fees, not paid directly by the Company, that the Advisor has incurred in accordance with its obligations under this Agreement.

     11.2. PERCENTAGE FEE. If and when the market value of the Company's real property and/or loans secured by real property equals or exceeds $35,000,000, then the Company shall pay to the Advisor, for services rendered under this Agreement, an annual fee equal to 1.25% of the total market value of all real property and/or loans secured by real property owned by the Company at the time of payment, plus the Company shall fully reimburse the Advisor for any and all third party professional expenses including but not limited to legal and accounting fees, not paid directly by the Company, that the Advisor has incurred in accordance with its obligations under this Agreement.

     11.3. PAYMENT OF FEE.  The Company shall pay the Advisor the fee under
Section 11.2 of this Agreement for any year on or before March 31 of the subsequent year; provided, however, that the fee payable for the partial year commencing on the date hereof and ending December 31, 1995 shall be due on or before March 31, 1996. However, during the first three years of the Agreement, if, for any such year, the dividends per share of the Class A Common Stock of the Company are equal to an amount less than $22.75 per quarter, the Company shall only be obligated to pay the Advisor fifty percent (50%) of the fee. During the fourth year of the Agreement and all years thereafter, if the dividends per share of the Class A Common Stock of the Company are equal to an amount less than $22.75 per quarter, then the Company shall pay the Advisor fifty percent (50%) of the fee in cash and fifty percent (50%) of the fee in stock of the Company; otherwise, the Company shall pay the entire amount of the fee to the Advisor in cash.


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     11.4.     STOCK.    As additional compensation to the Advisor hereunder,
on or before April 30 of each year beginning in 1996, the Company shall issue to the Advisor a number of non-registered, restricted Shares equal to the quotient derived from dividing (i) the product of multiplying (a) 10% of the amount, if any, by which Funds From Operations per Share in the preceding fiscal year exceeds Funds From Operations per Share for the fiscal year immediately preceding such year by (b) the weighted average number of Shares outstanding (as determined by GAAP) for the preceding fiscal year, (ii) by the Average Price; provided, however, that no Shares shall be issued to the Advisor which cause the Advisor, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), to own 9.9% or more of the then outstanding Shares or otherwise would jeopardize the Company's status as a REIT. In lieu of distributing to the Advisor Shares which would cause the Advisor to exceed the ownership limitation set forth in the preceding sentence, the Company shall have the option to pay to the Advisor the equivalent value of such Shares in cash. Funds From Operations for any year shall be calculated utilizing the Company's audited financial statements for the year. If this Agreement is terminated before the end of a fiscal year other than pursuant to Section 19, the Advisor shall be entitled to a pro rata amount of the additional compensation otherwise payable under this
Section 11.4 for such fiscal year, if any (based on the number of days of such fiscal year before the termination and a 365 day year).

     11.5. Notwithstanding anything in subsection 11.4 above, the Advisor shall not be entitled to any Share issuance based upon the increase in Funds From Operations per Share for any year unless Funds From Operations per Share for the year exceeds $.91.

     For example, assuming the weighted average number of Shares outstanding is 4,000,000 in each year in this example, if Funds From Operations per Share for 1994 were $.95 and Funds From Operations per Share for 1995 were $1.05, on or before April 30, 1996, the Advisor would be entitled to receive the number of Shares determined by multiplying 10% of the $.10 per share increase (or $.01) times 4,000,000 Shares (or $40,000), divided by the Average Price. If Funds From Operations per Share for 1996 were $1.00, the Advisor would not be entitled to receive any Shares since, although 1996 Funds From Operations per Share would have exceeded 1994 Funds From Operations per Share, it would not have exceeded the Funds From Operations per Share for the immediately preceding fiscal year. If 1996 Funds From Operations per Share were $1.00 and 1997 Funds From Operations per Share were $1.20, on or before April 30, 1998, the Advisor would be entitled to receive the number of Shares determined by multiplying 10% of the $.20 per Share increase (or $.02) times 4,000,000 Shares (or $80,000), divided by the Average Price.

     11.6.     The Advisor acknowledges and understands that any


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Shares issued to the Advisor by the Company under this Section 11 will not be registered under the Securities Act of 1933, as amended, or any state securities laws and cannot be sold or otherwise transferred except pursuant to an exemption from registration under such laws or an effective registration statement thereunder.

12.  LOANS.    If any loans are made to the Company by the Advisor or an
Affiliate of the Advisor, the maximum amount of interest that may be charged by the Advisor or such Affiliate shall be no greater than the prime rate announced by Citibank, N.A., New York, New York from time to time plus 1%, and the terms of any such loans shall be no less favorable than the terms available to the Company from unaffiliated parties for similar commercial loans. If Citibank, N.
A. for any reason fails to announce a prime rate, the maximum amount of interest that may be charged on such loans shall be no greater than the prime rate published by the Wall Street Journal from time to time plus 1%. For purposes hereof, any reimbursement to which the Advisor is entitled from the Company, if not paid within 30 days after such reimbursement is due, shall bear interest at such rate from the date on which such reimbursement is due the Advisor until paid in full.


13.  EXPENSES.

     13.1 In addition to reimbursements elsewhere provided for in this Agreement (including, but not limited to, Sections 2 and 7) and subject to a restructuring of the fee pursuant to Section 11.6, the Company shall pay directly or reimburse the Advisor for the following expenses incurred by the Advisor on behalf of the Company in connection with the services provided by Advisor to the Company hereunder, in addition to the compensation provided for in this Agreement:

          13.1.1    Organization and Offering Expenses incurred by the Advisor;

          13.1.2 expenses incurred in connection with the initial investment of the funds of the Company;

          13.1.3 interest and other costs for borrowed money, including discounts, points and other similar fees;

          13.1.4 taxes and assessments on property and taxes as an expense of doing business directly related to the Advisor's activities on behalf of the Company hereunder;

          13.1.5    fees and commissions, including finder's fees


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and brokerage commissions with respect to the acquisition and disposition of assets of the Company, including, without limitation, costs of foreclosure, maintenance, repair and improvement of property; provided, however, that neither the Advisor nor any of its Affiliates may receive any such finder's fee or brokerage commission;

          13.1.6 costs associated with insurance required either in connection with the business of the Company or by the Board;

          13.1.7 reasonable expenses of managing and operating real property owned by the Company, whether payable to an Affiliate of the Advisor or an unrelated person;

          13.1.8    fees and expenses of legal counsel for the Company;

          13.1.9 fees and expenses of independent auditors, accountants or other third party advisers, appraisers or consultants engaged by the Company;

          13.1.10 all expenses in connection with payments to the Board and meetings of the Board and Shareholders;

          13.1.11 expenses associated with the issuance and distribution of any Shares of the Company at any time, such as selling commissions and fees, taxes, legal and accounting fees, listing and registration fees;

          13.1.12   dividend and dividend distributions;

          13.1.13 expenses of dissolving the Company, or revising, amending, converting or modifying the Charter or Bylaws;

          13.1.14 reasonable expenses of maintaining communications with Shareholders, including the cost of preparation, printing and mailing annual reports and other Shareholder reports, proxy statements and other reports required by the Charter, Bylaws or applicable law;

          13.1.15 expenses, costs and, damages for which reimbursement or indemnification is expressly provided in the Company's Charter or Bylaws; and

          13.1.16 expenses related to the investment or prospective investment in Properties and other Company investments, and other fees relating to acquiring Properties and making other investments; provided, that the Board must approve the reimbursement of expenses incurred with respect to any Property which are incurred after the Company (or the Advisor on behalf of the Company) enters into a definitive purchase agreement with


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respect to such Property.

     The Advisor shall prepare a statement documenting the expenses of the Advisor and the Company during each quarter, and shall deliver such statement to the Board within 45 days after the end of such quarter. Any expense paid or payable to an Affiliate of the Advisor for which the Advisor is seeking payment or reimbursement hereunder shall be reasonable. Expenses incurred by the Advisor on behalf of the Company and reimbursable pursuant to this Section 13, shall be reimbursed quarterly to the Advisor within 20 days following receipt by the Company of the statement therefor from the Advisor.

     13.2 Except as otherwise provided herein, the Advisor shall pay all of its expenses incurred in connection with the performance of its obligations under this Agreement, including, without limitation, the following expenses:

          13.2.1 employment expenses of the Advisor, including, but not limited to, salaries, wages, payroll taxes, costs of employee benefit plans, and, except to the extent that such expenses are otherwise reimbursable pursuant to this Agreement, temporary help expenses;

          13.2.2    audit fees and expenses of the Advisor;

          13.2.3 legal fees and other expenses of professional services of the Advisor;

          13.2.4    insurance of the Advisor; and

          13.2.5 all other administrative and overhead expenses of the Advisor.


14. OTHER SERVICES. Should the Board request that the Advisor or any officer or employee thereof render services for the Company other than as set forth in this Agreement, such services shall be separately compensated and not be deemed to be services pursuant to,this Agreement.


15. ADVISORY RESPONSIBILITY. The Advisor assumes no responsibility under this Agreement other than to use its best efforts to render the services called for hereunder in good faith. The Advisor shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of the Advisor. The Advisor, its officers, directors and employees, shall not be liable to the Company, the Company's Shareholders, or others, except by reason of acts constituting bad faith, misconduct, illegality, gross negligence or reckless disregard of duty. The


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Advisor shall reimburse, indemnify and hold harmless the Company, its officers, directors and employees for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature (including reasonable attorneys' fees) (collectively, "Losses"), and respect of or arising from any acts or omissions of the Advisor or any of its Affiliates constituting bad faith, misconduct, illegality, gross negligence or reckless disregard of duty. The Company shall reimburse, indemnify and hold harmless the Advisor, its officers, directors and employees, for and from any and all Losses in respect of or arising from any acts or omissions of the Advisor, its officers, directors and employees, made in good faith in the performance of the Advisor's duties under this Agreement and not constituting bad faith, misconduct, illegality, gross negligence or reckless disregard of its duties.


16.  RELATIONSHIP OF ADVISOR AND COMPANY.    The Company and the Advisor are not
partners or joint venturers with each other, and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.


17.  OTHER ACTIVITIES.

     17.1 Neither the Advisor nor any of its Affiliates shall engage in the business of brokering the sale or purchase of Properties, except pursuant to the Post-Formation Acquisition Agreement of which the Company is a party.

     17.2 During the term of this Agreement, neither the Advisor nor any of its Affiliates shall participate in the development of or own any interest in any hotel or motel property other than those owned by the Company, and/or Affiliates and those listed on EXHIBIT A hereto; provided, however, that the Advisor or its Affiliates may own interests in hotel or motel properties to be developed or constructed after the date hereof if the entity owning such property grants to the Company a right of first refusal to acquire such property, which would allow the Company to purchase the property for the same price and on the same terms offered by any bona fide third party offeree.

     17.3 During the term of this Agreement, neither the Advisor nor any of its Affiliates shall manage or agree to manage any hotel or motel property that is located within 5 miles of a hotel or motel in which the Company or its has invested; provided that the Advisor and its Affiliates shall not be deemed to be in violation of this provision if they manage or agree to manage a hotel or motel within 5 miles of a hotel or motel in which the Company or its Affiliates invests subsequent to the time of management or agreement to manage by the Advisor or its Affiliates.


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     17.4.     Except as set forth in paragraphs 17.1 and 17.2 above, nothing contained herein shall limit the right of the Advisor, any officers, directors or employees of the Advisor whether or not a director, officer, or employee of the Company, to engage in other business or to render services of any kind to any other person, or entity.


18.  TERM.     Unless sooner terminated pursuant to Section 19 or 20, this
Agreement shall remain in force until the last day of December, 199 , and thereafter it will be submitted to the Independent Directors annually for their approval to extend the term for an additional one year term.


19. TERMINATION BY COMPANY. At the sole option of a majority of the Directors, this Agreement may be terminated by written notice of termination from the Company to the Advisor if any of the following events occur:

     19.1 the Advisor shall violate or default in the performance of any material provision of this Agreement and, after written notice of such violation, shall not cure such default within 30 days or, if the default is of a nature that it cannot be cured within 30 days, the Advisor shall not diligently proceed to cure the default as soon as practicable and shall not actually cure such default within 90 days; or

     19.2 the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

     19.3 the Advisor shall institute proceedings for voluntary or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

     Any notice of termination under this or the immediately succeeding Section shall be effective on the date specified in such notice, which may be the day on which such notice is given or any date thereafter. The Advisor agrees that if any of the events specified in subsection 19.2 and 19.3 of this Section shall occur, it shall give written notice thereof to the Board within 15 days after the occurrence of such event


20. TERMINATION BY EITHER PARTY. In addition to Section 19, this Agreement maybe at any time, without cause or penalty, which on shall be effective not less than 60 days following receipt of written notice, by a vote of a majority of the Board, by the Shareholders as provided in the Bylaws, or by the Advisor. In the event this Agreement is terminated by the Company pursuant to Section 19.2, 19.3, or 20, any and all compensation and reimbursements due to the Advisor and any of its Affiliates the effective date of on shall be paid in full by the Company on or before the effective date of the termination, except that
(i) in the event of a termination pursuant to Sections 19.2 or 19.3, the compensation and reimbursements payable by the Company in accordance with this
Section 20, if any, shall be offset by any amounts owed by the Advisor to the Company and (ii) computation and payment of fees accrued under Section 11.3 of this Agreement may be paid on or before April 30 of the year following termination.


21. ASSIGNMENT PROHIBITION. This Agreement may not be assigned by the Advisor without the approval of a majority of the Board; provided, however, that such approval shall not be required in the case of an assignment to a corporation, association, trust or organization which may take over substantially all of the assets and carry on substantially all of the affairs of the Advisor, provided that at the time of such assignment, at least a majority of the outstanding capital stock of such successor organization shall be owned substantially by the current owners of a majority of the outstanding Common Stock of the Advisor and that an officer of the Advisor shall deliver to the Board a statement in writing indicating the ownership structure of the successor organization. Such an assignment shall bind the assignees hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.


22. DUTIES UPON TERMINATION. After the effective date of termination of this Agreement, the Advisor shall not be entitled to compensation for further services hereunder. The Advisor shall forthwith upon such termination:

     22.1 promptly pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

     22.2 promptly deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board; and

     22.3 promptly deliver to the Board all property and documents of the Company then in the custody of the Advisor; and

     22.4 use its best efforts to cooperate with the Company to ensure an orderly transition of the services provided hereunder.

23. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered to the addresses set forth herein:

     To the Board and
     to the Company:               Host Funding, Inc.
                                   c/o Michael S. McNulty
                                   8235 Douglas Ave., Suite 1300
                                   Dallas, TX 75225

     To the Advisor:               Ian Gardner-Smith
                                   Host Funding Advisors, Inc.
                                   7825 Fay Avenue, Suite 250
                                   La Jolla, CA 92037

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section.


24. MODIFICATION. This Agreement shall not be changed, modified or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assigns.


25.  SHAREHOLDER LIABILITY.   No Shareholder of the Company shall be personally
liable for any of the obligations of the Company under this Agreement.


26. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


27. BINDING. This Agreement shall bind any successors or assigns of the parties hereto as herein provided.


28. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of California.


29.  ENTIRE AGREEMENT.   This Agreement contains the entire agreement and
understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


30.  INDULGENCES, NOT WAIVERS.     Neither the failure nor any delay on the part
of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
Time is of the essence of this Agreement.


31.  GENDER.   Words used herein regardless of the number and gender
specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.


32.  TITLES NOT TO AFFECT INTERPRETATION.    The titles of paragraphs and
subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.


33.  EXECUTION IN COUNTERPARTS.    This Agreement may be executed in any number
of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereupon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first written above.

                              HOST FUNDING, INC.,
                              a Maryland corporation




                              -------------------------------
                              By: Michael S. McNulty
                              Its:  President

                              HOST FUNDING ADVISORS, INC.,
                              a Delaware corporation




                              -------------------------------
                              By:  Michael S. McNulty
                              Its:  President

                                   EXHIBIT  A


                       Existing Hotel Ownership Interests


                                       20